Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (No. 333-206345) and Form S-8 (No. 333,205379, 333-204426, 333-146319, 333-139600, 333-123212 and 333-153612) of Alexion Pharmaceuticals, Inc. of our report dated February 8, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut
February 8, 2016